Exhibit 99.1

AGREEMENT

     This Agreement (this “Agreement”) is made and entered into as of June 1, 2005 by and between Ingram Micro Inc., a Delaware corporation (the “Company”), and Kent Foster (“Executive”) (the Company and Executive hereinafter referred to together as the “Parties”).

     WHEREAS, the Parties have entered into that certain Employment Agreement, dated as of March 6, 2000 (the “Employment Agreement”) and Executive is serving as Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”);

     WHEREAS, the Parties have agreed that Executive will retire from his employment with the Company as Chief Executive Officer and that the Employment Agreement shall terminate as of June 1, 2005;

     WHEREAS, the Company desires to provide Executive with the benefits payable to Executive at retirement pursuant to the terms of the Employment Agreement;

     WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to retain Executive to serve as non-executive Chairman of the Board and to compensate Executive for his services pursuant to the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Parties have agreed that Executive will continue his services to the Company by serving as non-executive Chairman of the Board for a stated period beginning on June 1, 2005; and

     WHEREAS, the purpose of this Agreement is to confirm the agreed upon terms, conditions and arrangements concerning the Executive’s retirement from employment with the Company as Chief Executive Officer and the terms, conditions and arrangements concerning Executive’s service as non-executive Chairman of the Board.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements contained herein, the sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Retirement. Effective as of June 1, 2005 (the “Effective Date”), Executive agrees to retire from his employment with the Company and the Company agrees to accept Executive’s retirement from employment. As of the Effective Date, the Employment Agreement shall terminate and Executive shall accrue no further compensation or rights under the Employment Agreement.

     2. Retirement Payments. Subject to the terms and conditions of all applicable benefit or compensation plans or arrangements of the Company in which the Executive is a participant, the Company agrees to make the payments to and to provide the benefits set forth below, including those that Executive would have been entitled to receive under the Employment Agreement upon his retirement:

     (a) On the Effective Date or as soon as practicable thereafter, the Company shall pay Executive a lump sum, in cash, equal to Executive’s earned but unpaid base salary and other earned but unpaid cash entitlements for the period through and including the Effective Date, including unreimbursed documented business expenses (the “Accrued Compensation”); provided, however, that the Company shall reimburse Executive for his unreimbursed business expenses as soon as practicable after submission by Executive of proper documentation in accordance with the Company’s policy with respect to reimbursement of such expenses.

     (b) Executive shall be entitled to any other benefits earned or accrued by Executive for the period through and including the Effective Date under any other employee benefit plans and arrangements made by the Company, in accordance with the terms of such plans and arrangements (the “Accrued Benefits”).

     (c) During the Term, the Company shall provide to Executive annual reimbursement for the documented costs of annual gift and income tax preparation services and advice in an amount not to exceed $2,000, not to be adjusted for the effects of income taxes (the “Tax Preparation Benefit”).

     (d) The Company shall pay Executive an amount, if any, in cash, equal to the amount of incentive compensation awards for the year 2005 to which Executive would have been eligible to receive if he had remained an employee of the Company for the full year and based upon the Company’s actual performance, multiplied by a fraction, the numerator of which is 5 and the denominator of which is 12 (the “Pro-Rata Bonus”). The Pro-Rata Bonus shall be paid to Executive at the time of and in accordance with the Company’s policies with respect to payment of bonuses to other peer executives for the year 2005.

     (e) Each outstanding stock option granted to Executive pursuant to the Company’s equity incentive plans prior to the Effective Date (“Associate Options”) shall continue to vest according to the schedule set forth in the applicable option agreement and be exercisable until the earlier of (i) the expiration date of such Associate Option or (ii) the fifth anniversary of the date Executive ceases to perform services for the Company. Pursuant to the terms of the Associate Options and the Company's equity incentive plans, Executive shall cease providing services to the Company on the date Executive ceases to be a member of the Board, unless thereafter Executive continues to provide services to the Company in another capacity pursuant to a written agreement with the Company.

     (f) All Executive’s outstanding interests granted pursuant to the Company’s 2003 Long-Term Executive Cash Incentive Award Program, 2004 Long-Term Executive Cash Incentive Award Program and 2005 Long-Term Executive Cash Incentive Award Program (each a “Cash Program”) shall continue to accrue until their normal termination and Executive, or Executive’s Beneficiary in the case of Executive’s death, shall receive the full payment, if any, under each of the Cash Programs. If a payment is made under a Cash Program, calculated based on the Company's actual achievement against program targets at the end of the respective cycle of each Cash Program, a portion equal to

Executive’s entitlement under the Cash Program, multiplied by a fraction, the numerator of which is the number of months that have elapsed between the start of the Cash Program and the Effective Date and the denominator of which is 36, shall be made under the Cash Program (“Associate Payments”), and the remainder shall be paid as a bonus, in cash, outside of the Cash Program, provided, however, that no Associate Payment shall be made to Executive under the 2005 Cash Program and any award payable to Executive under the 2005 Cash Program shall be paid as a bonus outside of the 2005 Cash Program. Such Associate Payments and bonus payments shall be made on May 31 of the year in which payments are made to the participants under the applicable Cash Program and in full satisfaction of any and all amounts payable to Executive under the applicable Cash Program. For the avoidance of doubt, Executive’s interest in all existing Cash Programs will continue to accrue until the normal termination of each such Cash Program, irrespective of whether Executive remains in the position of non-executive Chairman or continues to provide services to the Company for the entirety of the Term. Executive shall not be entitled to participate in any long-term executive cash incentive award programs which may be adopted after the Effective Date, except that as to any such program that is a substitute for a Cash Program or supplements a Cash Program shall also be a Cash Program and Executive shall participate with respect to it just as he would have participated with respect to the Cash Program it replaced or supplemented.

     3. Non-Executive Chairman Service.

     (a) Beginning on the Effective Date and until the second anniversary of the Effective Date, subject to earlier termination as set forth in Section 5 (the “Term”), Executive shall serve as non-executive Chairman of the Board, upon the terms and subject to the conditions hereinafter set forth.

     (b) During the Term, subject to the terms and conditions set forth in Section 5, the Company may terminate the Agreement at any time for or without Cause and Executive may terminate the Agreement at any time and for any reason.

     (c) The Agreement shall terminate upon Executive’s death or Permanent Disability. For the purposes of this Agreement, “Permanent Disability” shall have the meaning reasonably determined from time to time by the Board.

     4. Compensation and Benefits

     (a) During the Term, Executive shall be entitled to receive annual awards of cash and equity-based compensation in the same amount received by the other members of the Board (the “Annual Fee”), payable in accordance with the Company’s Compensation Plan for Non-Executive Members of the Board of Directors, as such plan may be amended from time to time (the “Directors’ Compensation Plan”).

     (b) During the Term, in addition to the Annual Fee, Executive shall be entitled to receive annual awards of cash and equity in the amount of $650,000 per year (the “Non-Executive Chairman Fee”), payable in accordance with the Directors’ Compensation Plan provisions applicable to annual retainers.

     (c) In order to induce Executive to serve as non-executive Chairman and subject to Executive’s serving as non-executive Chairman until the second anniversary of the Effective Date, subject to Section 5, Executive shall be entitled to receive a retention bonus in the amount of $6,000,000 (the “Retention Bonus”), payable to Executive on June 1, 2007.

     (d) During the Term, Executive shall be entitled to reimbursement for all reasonable costs of travel, entertainment, meals, lodging and related expenses incurred in connection with providing services under this Agreement (“Business Expenses”).

     (e) After the Effective Date, Executive shall be entitled to keep all office, computer and telecommunication equipment that have been installed by the Company in Executive’s Texas residence and, during the Term, the Company will provide Executive with technical support for and assistance with the operation of such equipment during the Term.

     (f) During the Term, as an ordinary business expenditure, the Company shall provide Executive with the support of an administrative assistant on an as-needed basis ( “Executive Support”).

     (g) During the Term, Executive shall be entitled to obtain executive health physical examinations (“Executive Physical Examinations”) on the same terms and conditions as they are made available by the Company to senior executive officers of the Company as an ordinary business expenditure of the Company.

     (h) The items set forth in (e), (f) and (g) of this Section 4 shall not be taxable to Executive.

     5. Termination

     (a) If the Company terminates the Agreement, or removes Executive from the position of non-executive Chairman of the Board, without Cause during the Term, Executive shall be entitled to receive an amount, in cash, equal to the sum of (i) all accrued but unpaid Annual Fees, (ii) all accrued but unpaid Non-Executive Chairman Fees, (iii) all remaining Non-Executive Chairman Fees to which Executive would have been entitled had he served through the second anniversary of the Effective Date, (iv) all incurred but unreimbursed Business Expenses, (v) Executive Support through the second anniversary of the Effective Date, (vi) Executive Physical Examinations through the second anniversary of the Effective Date, (vii) the Tax Preparation Benefit through the second anniversary of the Effective Date and (viii) the full amount of the Retention Bonus. Executive shall not be entitled to receive any additional payment of Annual Fees that have not accrued as of the termination date.

     (b) If the Company terminates the Agreement for Cause during the Term, Executive shall be entitled to receive an amount, in cash, equal to the sum of (i) all accrued and unpaid Annual Fees, (ii) all accrued but unpaid Non-Executive Chairman Fees and (iii) all incurred but unreimbursed Business Expenses.

     (c) If Executive terminates the Agreement for any reason during the Term (other than by reason of Executive’s Permanent Disability), Executive shall be entitled to receive an amount, in cash, equal to the sum of (i) all accrued and unpaid Annual Fees, (ii) all accrued but unpaid Non-Executive Chairman Fees, (iii) all incurred but unreimbursed Business Expenses and (iv) an amount equal to the full amount of the Retention Bonus multiplied by a fraction, the numerator of which is the number of months that Executive has served as non-executive Chairman as of the date of termination and the denominator of which is 24.

     (d) In the event the Agreement is terminated as a result of Executive’s death or Permanent Disability, Executive, or Executive’s Beneficiary in the case of Executive’s death, shall be entitled to receive an amount, in cash, equal to the sum of (i) all accrued and unpaid Annual Fees, (ii) all accrued but unpaid Non-Executive Chairman Fees, (iii) all incurred but unreimbursed Business Expenses and (iv) the full amount of the Retention Bonus.

     (e) For the purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following: (A) Executive fails to observe and fully comply with all policies and principles encompassed in the Ingram Micro Code of Conduct; (B) Executive is convicted by any federal, state or local authority for an act of dishonesty, or an act constituting a felony; (C) Executive’s commission of fraud, embezzlement or misappropriation, whether or not a criminal or civil charge is filed in connection therewith; or (D) any other conduct on the part of Executive that would make Executive’s retention by the Company prejudicial to the Company’s best interests.

     (f) For the avoidance of doubt, Executive’s rights to receive payments and benefits under Section 2 and its subsections shall not be affected by the nature of the termination of this Agreement pursuant to the foregoing provisions of this Section 4.

     6. Indemnification. During the Term and for 10 years thereafter, the Company shall indemnify Executive (and Executive’s legal representatives or other successors) to the fullest extent permitted by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Effective Date, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive’s legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any legal action, suit or proceeding to which Executive (or Executive’s legal representatives or other successors) may be made a party by reason of Executive’s being or having been a director, officer or employee of the Company, or any subsidiary or Executive’s serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company. The Company’s obligations under this Section 6 shall survive the termination of this Agreement.

     7. Covenants.

     (a) Cooperation. Executive agrees to cooperate fully with the Company and to provide such information as the Company may reasonably request with respect to any Company-related transaction, investment or other matter in which Executive was involved in any way while employed by the Company.

     (b) Confidentiality. Executive acknowledges Executive’s obligation not to disclose, during or after employment, any trade secrets or proprietary and/or confidential data or records of the Company or its affiliates or to utilize any such information for private profit. Each of the Parties hereto agrees that such Party shall not release, publish, announce or otherwise make available to the public in any manner whatsoever any information or announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party hereto, except as required by law or legal process, including, in the case of the Company, filings with the Securities and Exchange Commission. Executive agrees not to communicate with, including responding to questions or inquiries presented by, the media, employees or investors of the Company, its affiliates or any third party relating to the terms of this Agreement, without first obtaining the prior written consent of the Company. Notwithstanding the foregoing, Executive may make disclosure to his spouse, attorneys and financial advisors of the existence and terms of this Agreement, provided that they agree to be bound by the provisions of this paragraph. Executive’s confidentiality obligations with respect to terms of this Agreement shall lapse when such information becomes public knowledge as a result of the filing of this Agreement with the Securities and Exchange Commission.

     (c) No Disparagement. Executive and the Company agree that no Party hereto shall make disparaging statements or representations, or otherwise communicate disparagingly, directly or indirectly, in writing, orally, or otherwise, about either of the Parties hereto or the employees, customers, suppliers, competitors, vendors, stockholders or lenders of the Company or its affiliates or any third party, nor take any action which may, directly or indirectly, disparage or be damaging to either of the Parties hereto, their businesses, or their reputations, provided, however, that Executive’s obligations hereunder shall not apply to any non-public statements made by Executive to the Board or employees of the Company in the course of performing his duties as non-executive Chairman of the Board.

     8. IRC Section 409A. Each of the retirement payments set forth in Section 2 (the “Retirement Payments”) and the compensation payments set forth in Section 4 (the “Compensation” and collectively with the “Retirement Payments,” the “Payments”) shall be paid by the Company on, or as soon as practicable after, the date upon which the conditions with respect to Executive’s right to receive such Payment have been satisfied (the “Vesting Date”), but in any event, within the period ending two and one-half (2 ½) months from the end of Executive’s tax year that includes the Vesting Date. Accordingly, none of the Payments are intended to constitute “nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “ Code”). However, if at any time the Company or Executive determines, based upon the advice of legal counsel, that there is a substantial likelihood that any of the Payments may be subject to Section 409A, (i) the Parties hereby agree to negotiate in good faith to amend this Agreement with respect to such Payment as they shall agree is necessary or desirable either for such Payments to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A and (ii) if the Company unreasonably refuses to enter into a reasonable amendment to this Agreement that would either exempt such Payment from the application of Section 409A or satisfy the requirements of Section 409A, or if there is no such reasonable amendment, the Company shall be required to gross-up the amount of such Payment so that Executive shall not bear any taxes, penalties or interest attributable to application of Section 409A to such Payment (i.e., the amount by which those items exceed a reasonable estimate of the then present value of the non-Section 409A taxes that Executive otherwise would have had to pay) or the receipt of any gross up payment hereunder.

     9. Entire Agreement. This Agreement constitutes and is intended to constitute the entire agreement of the Parties concerning the subject matter hereof and thereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party hereto, except as specifically set forth herein. All prior discussions and negotiations with respect to the subject matter hereof and thereof are superseded by this Agreement.

     10. Successors. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective principals, partners, officers, directors, shareholders, employees, trustees, trust beneficiaries, agents, independent contractors and the successors, assigns, heirs, executors, administrators and representatives of each of the foregoing.

     11. Beneficiary Designations. Executive shall have the right, at any time, to designate his beneficiary(ies) (both primary as well as contingent) (“Beneficiary”) to receive any benefits payable under the Agreement to a Beneficiary upon the death of Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other agreement with the Company to which Executive is a party by notifying the Company of such designation and any changes thereto. If Executive fails to designate a Beneficiary as provided or if all designated Beneficiaries predecease Executive then Executive’s designated Beneficiary shall be deemed to be his surviving spouse. If Executive has no surviving spouse, the benefits remaining to be payable under this Agreement shall be payable to the executor or personal representative of Executive’s estate.

     12. Further Assurances. The Parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Agreement.

     13. Headings. Headings in this Agreement are for convenience and reference only and shall not be used to construe its provisions.

     14. Governing Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties. This Agreement and all provisions hereof shall be governed by and construed under the laws of the State of California without regard to the choice of law rules thereof.

     15. Modification; Waiver. This Agreement may not be modified or terminated orally and no modification, termination or waiver shall be valid unless in writing and signed by all of the Parties. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any other breach of this Agreement or any of its provisions.

     16. Voluntary Execution of Agreement. Executive understands and agrees that he is receiving the amounts and benefits described in this Agreement as consideration for his execution of this Agreement and fulfillment of the covenants and promises contained herein. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of either Party. Executive acknowledges that he has had the opportunity to be represented and advised by legal counsel concerning the terms and conditions of this Agreement and his execution of it.

     17. Public Statements. The parties hereby agree that the Company may make public statements with respect to Executive’s retirement from employment with the Company as Chief Executive Officer and continuation in the position of non-executive Chairman with the Company and that this Agreement may be filed in a periodic report of the Company under the Securities Exchange Act of 1934, as amended.

     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

     19. Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.

EXECUTIVE	Ingram Micro Inc.

/s/ Kent Foster	By:	/s/ Dale Laurance

Kent Foster		Name:	Dale Laurance
		Title:	Lead Director of the Board of Directors

S-1